Filed Pursuant to Rule 424(b)(3)
Registration No. 333-158964

PROSPECTUS

PACIFIC PREMIER BANCORP, INC.

1,166,400 SHARES OF COMMON STOCK

This prospectus relates to the potential resale from time to time by selling stockholders of 1,166,400 shares of our common stock issuable from time to time upon exercise of warrants issued in connection with a private placement of $12 million of notes by Pacific Premier Bancorp, Inc. in January 2002.

After exercising the warrants, the selling stockholders and their successors, including transferees, which we collectively refer to as the selling stockholders, may offer the 1,166,400 shares of common stock from time to time directly or through underwriters, broker-dealers or agents and in one or more public or private transactions and at fixed prices, prevailing market prices, at prices related to prevailing market prices or at negotiated prices.  If these securities are sold through underwriters, broker-dealers or agents, the selling stockholders will be responsible for underwriting discounts or commissions or agents’ commissions.

We will not receive any proceeds from the sale of the common stock by the selling stockholders.

Our common stock is traded on the Nasdaq Global Market under the symbol “PPBI.”  On June 10, 2009, the closing price of our common stock on the Nasdaq Global Market was $5.10 per share.  You are urged to obtain current market prices of our common stock.

Investing in our securities involves a high degree of risk.  See “Risk Factors” beginning on page 2.

Our principal executive offices are located at 1600 Sunflower Ave., 2nd Floor, Costa Mesa, California 92626 and our telephone number is (714) 431-4000.  Our Internet address is http://www.ppbi.com.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

These securities are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this prospectus is June 11, 2009.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS

FORWARD-LOOKING STATEMENTS

ABOUT PACIFIC PREMIER BANCORP, INC.

RISK FACTORS

USE OF PROCEEDS

DESCRIPTION OF COMMON STOCK

SELLING STOCKHOLDERS

PLAN OF DISTRIBUTION

LEGAL MATTERS

EXPERTS

WHERE YOU CAN FIND MORE INFORMATION

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process.  Under this shelf registration process, the selling stockholders may, from time to time, offer and sell, in one or more offerings, the securities described in this prospectus.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus.  The registration statement, including the exhibits and the documents incorporated herein by reference, can be read on the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

We may provide a prospectus supplement containing specific information about the terms of a particular offering by the selling stockholders.  The prospectus supplement may add, update or change information in this prospectus.  If the information in this prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement.  You should read both this prospectus and, if applicable, any prospectus supplement.  See “Where You Can Find More Information” for more information.

In this prospectus, “Pacific Premier,” “we,” “our,” “ours,” and “us” refer to Pacific Premier Bancorp, Inc., which is a bank holding company headquartered in Costa Mesa, California, and its subsidiaries on a consolidated basis, unless the context otherwise requires.  References to “Pacific Premier Bank” mean Pacific Premier Bank, which is a California-chartered commercial bank and our principal banking subsidiary.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain statements that are considered “forward looking statements” within the meaning of United States securities laws.  In addition, Pacific Premier and its management may make other written or oral communications from time to time that contain forward-looking statements.  Forward-looking statements, including statements about industry trends, management’s future expectations and other matters that do not relate strictly to historical facts, are based on assumptions by management, and are often identified by such forward-looking terminology as “expect,” “look,” “believe,” “anticipate,” “estimate,” “seek,” “may,” “will,” “trend,” “target,” and “goal” or similar statements or variations of such terms.  Forward-looking statements may include, among other things, statements about Pacific Premier’s confidence in its strategies and its expectations about financial performance, market growth, market and regulatory trends and developments, acquisitions and divestitures, new technologies, services and opportunities and earnings.

Forward-looking statements are subject to various risks and uncertainties, which change over time, are based on management’s expectations and assumptions at the time the statements are made, and are not guarantees of future results.  Management’s expectations and assumptions, and the continued validity of the forward-looking statements, are subject to change due to a broad range of factors affecting the national and global economies, the equity, debt, currency and other financial markets, as well as factors specific to Pacific Premier and its subsidiaries, including Pacific Premier Bank.

Actual outcomes and results may differ materially from what is expressed in our forward-looking statements and from our historical financial results due to the factors discussed elsewhere in this prospectus or disclosed in our other SEC filings.  Forward-looking statements should not be relied upon as representing our expectations or beliefs as of any date subsequent to the time this prospectus is filed with the SEC.  Pacific Premier undertakes no obligation to revise the forward-looking statements contained in this prospectus to reflect events after the time it is filed with the SEC.  The factors discussed herein are not intended to be a complete summary of all risks and uncertainties that may affect our businesses.  Although we strive to monitor and mitigate risk, we cannot anticipate all potential economic, operational and financial developments that may adversely impact our operations and our financial results.

Forward-looking statements should not be viewed as predictions, and should not be the primary basis upon which investors evaluate Pacific Premier.  Any investor in Pacific Premier should consider all risks and uncertainties disclosed in our SEC filings described below under the heading “Where You Can Find More Information,” all of which are accessible on the SEC’s website at http://www.sec.gov.

ABOUT PACIFIC PREMIER BANCORP, INC.

We are a California-based bank holding company for Pacific Premier Bank, a California-chartered commercial bank.  We conduct business throughout Southern California from our six locations in the counties of Orange and San Bernardino, California.  We provide banking services within our targeted markets in Southern California to businesses, professionals, real estate investors and non-profit organizations, as well as, consumers in the communities we serve.  Through our branches and our Internet website at www.ppbi.com, we offer a broad array of deposit and loan products and services for both businesses and consumer customers.

RISK FACTORS

An investment in our securities involves significant risks.  You should carefully consider the risks and uncertainties and the risk factors set forth in the documents and reports filed with the SEC that are incorporated by reference into this prospectus, as well as any risks described in any applicable prospectus supplement, before you make an investment decision regarding the securities.

USE OF PROCEEDS

We will not receive any proceeds from any sale of the shares of our common stock by the selling stockholders.

DESCRIPTION OF COMMON STOCK

The following summary of the material terms and provisions of our common stock is not complete and is subject to, and qualified in its entirety by, our certificate of incorporation, as amended, and bylaws, as amended, and by the provisions of applicable Delaware law.  You should refer to, and read this summary together with, our certificate of incorporation, as amended, and bylaws, as amended, to review all of the terms of our common stock.

General

Our authorized capital stock consists of 15,000,000 shares of common stock, par value $0.01 per share, and 1,000,000 shares of preferred stock, par value $0.01 per share.

Each holder of common stock is entitled to:

·	one vote for each share held on all matters submitted to a vote of the stockholders, except as described under “—Anti-Takeover Provisions—Limitation on Voting our Common Stock;”

·
receive ratably such dividends as may be declared by our board of directors out of funds legally available for dividends, subject to preferences that may be applicable to outstanding shares of preferred stock, if any; and

·
share ratably in our net assets, legally available to our stockholders in the event of our liquidation, dissolution or winding up, after payment in full of all amounts required to be paid to creditors or provision for such payment.

Holders of our common stock are not entitled to preemptive rights and have no subscription, redemption or conversion privileges; however, holders of our warrants have preemptive rights. See “—Warrants.”

Our outstanding shares of common stock are validly issued, fully-paid and nonassessable.

Warrants

In January 2002, in connection with the private placement of $12,000,000 in notes, we issued warrants to purchase an aggregate of 1,166,400 shares of our common stock at an exercise price of $0.75 per share.  All shares of common stock subject to the warrants are currently exercisable.  As of June 10, 2009, warrants to purchase 200,000 shares of our common stock have been exercised.  Unexercised warrants will expire in January 2012 if not exercised earlier.

The number of shares subject to the warrants and the exercise price per share will be adjusted proportionately if there is a stock split, reorganization or similar event.  The exercise price per share also will be adjusted if we issue shares of common stock below the exercise price per share then in effect.

Persons who hold warrants convertible into 500,000 or more shares of our common stock have a right to purchase a pro rata portion of any equity securities issued by us.  This right is not applicable to securities issued in public offerings, mergers and similar transactions, upon the exercise of stock options issued under our option plan or upon the exercise of the warrants.

Anti-takeover Provisions

Election and Removal of the Board of Directors.  Our certificate of incorporation, as amended, provides that our board of directors be divided into three classes.  Directors are elected for staggered terms of three years each, with the term of office of only one of the three classes of directors expiring each year.  As a result, only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective terms. Between stockholder meetings, directors may be removed by our stockholders only for cause, and our certificate of incorporation, as amended, provides that stockholders holding 80% of the issued and outstanding shares must vote to remove directors for cause.  Further, any newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the board resulting from death, resignation, retirements, removal or other cause may be filled only by a majority vote of the directors then in office.  These provisions may deter a stockholder from removing incumbent directors and from simultaneously gaining control of the board of directors by filling the resulting vacancies with its own nominees.  Consequently, the existence of these provisions may have the effect of deterring hostile takeovers, which could depress the market price of our common stock.

Limitation on Voting our Common Stock.  Our certification of incorporation, as amended, provides that record holders of our common stock who beneficially own in excess of 10% of our outstanding shares of common stock are not entitled to vote in respect to the shares held in excess of this voting limitation.  Our certificate of incorporation, as amended, authorizes our board of directors to (i) make all determinations necessary to implement and apply this voting limitation, including determining whether persons or entities are acting in concert and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the voting limitation supply information to us to enable our board of directors to implement and apply the voting limitation.  This provision may have the effect of deterring hostile takeovers and tender offers as anyone who acquires more than 10% of our common stock will not be able to exercise voting rights with respect to any shares over 10% of our issued and outstanding shares.

Supermajority Vote for Certain Business Combinations.  Our certificate of incorporation, as amended, provides that subject to certain exceptions, 80% of our issued and outstanding shares of common stock, subject to the provisions of the voting limitation described in the preceding paragraph, must vote to approve any business combination and certain other transactions with any stockholder owning 10% or more of our outstanding shares of common stock or with any affiliate of such stockholder, including, any merger or consolidation, sale or lease of 25% or more of our assets, issuance or transfer of our securities having an aggregate fair market value of 25% or more of the fair market value of all of our issued and outstanding common stock, liquidation plan proposed by a 10% or more stockholder or any affiliate of such stockholder, any reclassification of our securities or recapitalization of us, or any merger or consolidation of us with any of our subsidiaries, which results in an increase of the proportionate share of our outstanding securities owned by a 10% or more stockholder or any affiliate of such stockholder.  This provision may deter hostile takeovers and tender offers as it would substantially restrict the actions a potential acquiror could take with respect to our company once acquired.

Possible Future Issuance of Preferred Stock.  Our board of directors can at any time, under our certificate of incorporation, as amended, and without stockholder approval, issue one or more new series of preferred stock.  In some cases, the issuance of preferred stock could discourage or make more difficult attempts to take control of us through a merger, tender offer, proxy context or otherwise.  Preferred stock with special voting rights or other features issued to persons favoring our management could stop a takeover by preventing the person trying to take control of us from acquiring enough voting shares to take control.

Delaware Anti-Takeover Law.  As a Delaware corporation, we are subject to Section 203 of the Delaware General Corporation Law which, in general, prevents an interested stockholder, defined generally as a person owning 15% or more of a corporation’s outstanding voting stock, from engaging in a business combination with our company for three years following the date that person became an interested stockholder unless certain specified conditions are satisfied.  The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer.

Restrictions on Ownership

The Bank Holding Company Act of 1956, the “BHC Act,” generally prohibits any company that is not engaged in banking activities and activities that are permissible for a bank holding company or a financial holding company from acquiring control of Pacific Premier.  “Control” is generally defined as ownership of 25% or more of the voting stock or other exercise of a controlling influence.  In addition, any existing bank holding company would need the prior approval of the Board of Governors of the Federal Reserve System, or the Federal Reserve, before acquiring 5% or more of the voting stock of Pacific Premier.  In addition, the Change in Bank Control Act of 1978, as amended, prohibits a person or group of persons from acquiring control of a bank holding company unless the Federal Reserve has been notified and has not objected to the transaction. Under a rebuttable presumption established by the Federal Reserve, the acquisition of 10% or more of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act, such as Pacific Premier, could constitute acquisition of control of the bank holding company.

SELLING STOCKHOLDERS

In January 2002, we completed a private placement of $12 million of notes.  In connection with this transaction, we also issued warrants exercisable for 1,166,400 shares of our common stock.  Under this prospectus, the selling stockholders may offer and sell up to an aggregate of 1,166,400 shares of common stock.

We have prepared the table below based upon the information furnished to us by the selling stockholders as of June 10, 2009. The selling stockholders identified below may have sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the selling stockholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly.

We have been advised that each of the selling stockholders purchased our common stock in the ordinary course of business, not for resale, and none of such selling stockholders had, at the time of purchase, any agreements or understandings, directly or indirectly, with any person to distribute the related common stock.

The following table sets forth:
·	The name of each selling stockholder;
·	The number of shares of our common stock beneficially owned by the selling stockholders as of June 10, 2009;
·	The maximum number of shares of our common stock that may be offered for the account of the selling stockholders under this prospectus; and
·
The amount and percentage of common stock that would be owned by the selling stockholders after completion of the offering, assuming a sale of all of the common stock that may be offered by this prospectus.

Under SEC rules, beneficial ownership includes any shares of common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or other right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement.  In calculating the number of shares beneficially owned by a selling stockholder and the percentage ownership, shares of common stock subject to options and warrants held by that person that are currently exercisable or convertible or become exercisable or convertible within 60 days of June 10, 2009 are deemed outstanding even if they have not actually been exercised or converted.  The shares issuable under these securities are treated as outstanding for computing the percentage ownership of the person holding these securities but are not treated as outstanding for computing the percentage ownership of any other person.  As of June 10, 2009, warrants to purchase 200,000 shares of our common stock being offered by this prospectus have been exercised.  The selling stockholders are required to exercise their respective warrants, and the shares of common stock underlying the warrants will be issued, upon the sale of such shares under this prospectus.

Name of Selling Stockholder	Shares Beneficially Owned Prior to the Offering	Shares Offered Hereby	Shares Owned After the Offering	Percentage of Outstanding Shares Owed After the Offering[6]
Compass Island Partners A LP1	216,467	216,467	––	––
Cradle Cove Partners II LP1	383,533	383,533	––	––
JCSD Partners[2]	402,219	325,000	77,219	1.54%
Jeff C. Jones[3]	35,232	16,400	18,832	*
Kent G. Snyder[4]	138,987	25,000	113,987	2.28%
Marathon Financial Ventures I LP5	208,600	200,000	8,600	*
TOTAL	1,385,038	1,166,400	218,638

*           Less than 1%.

(1)
Shivan Govindan is the senior principal of Resource Financial Institutions Group, Inc. (“RFIG”), which is the general partner and investment manager of Compass Island Partners A LP and Cradle Cove Partners II LP.  RFIG is a wholly-owned subsidiary of Resource Financial Fund Management, Inc. (“RFFM”).  RFFM is a wholly-owned subsidiary of Resource America, Inc., a publicly-held corporation (“RAI”).  As a result, RAI, RFFM, RFIG, and Shivan Govindan, who has the power to vote and dispose of the shares held by Compass Island Partners A LP and Cradle Cove Partners II LP, may be deemed the beneficial owners of such shares.  RAI, RFFM, RFIG, and Shivan Govindan disclaim beneficial ownership of the securities, except to the extent of their pecuniary interest therein.

Each of RAI, RFFM, and RFIG has an indirect beneficial ownership interest in Chadwick Securities, a registered broker-dealer.  Chadwick Securities is not participating in the offering.  Each of Compass Island Partners A LP and Cradle Cove Partners II LP certifies that it bought the securities in the ordinary course of business, and that, at the time of its purchase of the securities, it did not have any agreements or understandings, direct or indirect, with any person to distribute such securities.

(2)
Joseph P. Colmery is the Managing Member of JCSD Capital, LLC, which serves as the general partner and investment adviser of JCSD Partners.  JCSD Capital, LLC, JCSD Partners, and Joseph P. Colmery, who has the power to vote and dispose of the shares held by JCSD Partners, may be deemed the beneficial owners of such shares.   JCSD Capital, LLC, and Joseph P. Colmery disclaim beneficial ownership of the securities, except to the extent of their pecuniary interest therein.

Steven J. Didion, a member of JCSD Capital, LLC, is a minority beneficial shareholder of Howe Barnes Hoefer & Arnett, Inc., a registered broker dealer.  Howe Barnes Hoefer & Arnett, Inc. is not participating in the offering.  JCSD Partners certifies that it bought the securities in the ordinary course of business, and that, at the time of its purchase of the securities, it did not have any agreements or understandings, direct or indirect, with any person to distribute such securities.

(3)	Mr. Jones is currently a director of Pacific Premier and Pacific Premier Bank. The shares beneficially owned by Mr. Jones include options to acquire 5,000 shares of common stock.

(4)	Mr. Snyder served as a director of Pacific Premier and Pacific Premier Bank until his resignation in March 2007.

(5)
David B. Moore is the Managing Member of Marathon Financial Partners, LLC, which serves as the general partner of Marathon Financial Ventures I, LP. Marathon Financial Partners, LLC is a subsidiary of Marathon Capital Holdings, Inc. which is controlled by David B. Moore, who has the power to vote and dispose of the shares held by Marathon Financial Ventures I LP, and accordingly David B. Moore may be deemed the beneficial owner of such shares.  Marathon Capital Holdings, Inc., Marathon Financial Partners, LLC, and David B. Moore disclaim beneficial ownership of the securities, except to the extent of their pecuniary interest therein.

(6)	Ownership percentage calculated based on 5,003,451 shares of our common stock outstanding as of June 10, 2009.

PLAN OF DISTRIBUTION

This prospectus relates to the offer and sale from time to time of shares of our common stock by the selling stockholders.  We have registered these shares for resale to provide the selling stockholders with freely tradeable securities, but registration of the shares does not necessarily mean that all or any shares will be offered or sold by the selling stockholders.  We have not and will not receive any proceeds from the offering by the selling stockholders or from the issuance of the shares of common stock to the selling stockholders pursuant to the exercise of the warrants.  The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

As used in this prospectus, “selling stockholders” include donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other non-sale related transfer.

We will bear all costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus.  These may include, without limitation, all registration and filing fees, listing fees, fees and expenses of our counsel and accountants, and blue sky fees and expenses.  The selling stockholders will pay any underwriting discounts and commissions incurred by the selling stockholders in disposing of the shares.

The selling stockholders may, from time to time, sell any or all of the shares of our common stock beneficially owned by them and offered hereby directly or through one or more broker-dealers or agents.  The common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at privately negotiated prices.  The selling stockholders may use any one or more of the following methods when selling shares:

·	on the Nasdaq Global Market or any other national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
·	in the over-the-counter market;
·	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
·	through the writing of options, whether such options are listed on an options exchange or otherwise;
·	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
·	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
·	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
·	an exchange distribution in accordance with the rules of the applicable exchange;
·	in privately negotiated transactions;
·	through the settlement of short sales;
·	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
·	a combination of any such methods of sale; and/or
·	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, to the extent available, rather than under this prospectus or any accompanying prospectus supplement.  In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales of shares in the course of hedging the positions they assume with the selling stockholders.  The selling stockholders may also sell shares short and deliver the shares to close out such short position.  The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus or any accompanying prospectus supplement.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales of our common stock.  If the selling stockholders effect such transactions through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of our common stock for whom they may act as agent or to whom they may sell as principal, or both (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be less than or in excess of those customary in the types of transactions involved).  The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We have advised the selling stockholders that anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates.

There can be no assurance that the selling stockholders will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus or any accompanying prospectus supplement forms a part.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

Once sold under the shelf registration statement of which this prospectus is apart, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus will be passed upon for us by Patton Boggs LLP.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from the Pacific Premier’s Annual Report on Form 10-K have been audited by Vavrinek, Trine, Day & Co., LLP, an independent registered public accounting firm, as stated in its report, which is incorporated herein by reference.  Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is a part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act.

This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. Statements contained in this prospectus concerning the provisions of such documents are necessarily summaries of such documents and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC.

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  Our SEC filings are available to the public over the Internet at the SEC’s website at http:/www.sec.gov.  Copies of certain information filed by us with the SEC are also available on our website at http:/www.ppbi.com.  Our website is not a part of this prospectus.  You may also read and copy any document we file at the SEC’s public reference room, 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose important information to you by referring you to other documents.  The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.  In all cases, you should rely on the later information over different information included in this prospectus.

We incorporate by reference the documents listed below and all future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering, except to the extent that any information contained in such filings is deemed “furnished” in accordance with SEC rules, including, but not limited to, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K including related exhibits:

·	Our Annual Report on Form 10-K for the year ended December 31, 2008, filed on March 26, 2009.

·	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed on May 14, 2009.

·	The description of our common stock contained on our Form 8-A as filed with the SEC pursuant to Section 12(b) and 12(g) of the Exchange Act, on February 28, 1997.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the documents or information that have been incorporated by reference in this prospectus but not delivered with this prospectus.  We will provide this at no cost to the requestor upon written or telephonic request addressed to Pacific Premier Bancorp, Inc., 1600 Sunflower Ave., 2nd Floor, Costa Mesa, California 92626, Attention:  John Shindler (telephone:  (714) 431-4000).

You should rely only on the information contained or incorporated by reference in this prospectus.  We have not authorized anyone else to provide you with additional or different information.